Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:        Martha Fleming, Steve Brolly
Fidelity Southern Corporation
(404) 240-1504

FIDELITY SOUTHERN CORPORATION
DECLARES FOURTH QUARTER STOCK DIVIDEND

Atlanta, GA (October 19, 2012) – Fidelity Southern Corporation (NASDAQ: LION) announced that the Board of Directors has approved the distribution on November 14, 2012, of the regular quarterly dividend to be paid in shares of common stock. The Corporation will distribute one new share for every 100 shares held on the record date of November 1, 2012.

Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 30 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located in ten Southern states. For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.